                                                                    EXHIBIT 11
EXHIBIT 11 - Statement re computation of per share earnings

The following table sets forth the computation of basic and diluted earnings per share in accordance with SFAS No. 128:

                                                              Years ended December 31,              Nine months ended
                                                                                                       September 30,
                                                          1997           1996         1995         1998          1997
                                                         ------         ------       ------       ------        ------
Numerator:
 Net income (loss)                                     $3,025,524    $(1,868,027) $(1,739,391)   $3,296,159    $1,903,070
                                                       ==========    ============ ============   ==========    ==========
Denominator:
 Basic earnings per share:
 Weighted average shares outstanding                    7,675,220      5,781,853    4,552,707     7,750,947     7,670,310

Effect of dilutive securities - stock
options and warrants                                      442,702              -            -       505,204       455,822
                                                       -----------     ----------   ----------    ---------     ----------
Denominator for diluted earnings per share              8,117,922      5,781,853    4,552,707     8,256,151     8,126,132
                                                       ===========    ============  ============  ==========    ==========

Net income (loss) per common share - basic             $     0.39    $     (0.32) $     (0.38)   $     0.43    $     0.25
                                                       ===========    ============  ============  ==========    ==========
Net income (loss) per common share - diluted           $     0.37    $     (0.32) $     (0.38)   $     0.40    $     0.23
                                                       ===========    ============  ============  ==========    ==========

The effect of dilutive securities for 1996 were not included in the calculation of diluted net loss per common share as the effect would have been anti-dilutive.